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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    --------
                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                    --------


        Date of Report (Date of Earliest Event Reported): March 24, 2000
                                                          --------------

                              U.S. INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

        1-14557                                    22-3568449
------------------------                ------------------------------------
(Commission File Number)                (I.R.S. Employer Identification No.)

   101 WOOD AVENUE SOUTH, ISELIN, N.J.                               08830
----------------------------------------                          ----------
(Address of Principal Executive Offices)                          (Zip Code)

                                 (732) 767-0700
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



            --------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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NY2:\9005665\05\78595.0031

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

           On March 24, 2000, in two separate transactions (the "Diversified Transactions"), U.S. Industries, Inc. (the "Company") completed the previously-announced disposition of a majority equity interest in its Diversified group to Automotive Interior Products LLC ("AIP"), a Citicorp Venture Capital portfolio company. The consideration for the Diversified Transactions includes a combination of cash and notes and was determined by arm's-length negotiation between the parties. For the three months ended December 31, 1999 and the fiscal year ended September 30, 1999, the Diversified group had combined revenues of approximately $202 million and $859 million, respectively, and combined operating income of approximately $19 million and $88 million, respectively (including unusual and other related charges of $7 million for the fiscal year ended September 30, 1999).

Disposition of Diversified Subsidiaries Other than Rexair
---------------------------------------------------------

           In one of the transactions, the Company disposed of the following subsidiaries to AIP, which are now held by Strategic Industries, LLC ("SILLC"):
Atech Turbine Components, Inc.; Bearing Inspection, Inc.; BiltBest Products, Inc.; EJ Footwear Corp., including Georgia Boot Inc. and Lehigh Safety Shoe Co.; Garden State Tanning Inc.; Huron Inc.; Jade Holdings Pte Ltd, including Jade Technologies Singapore Ltd and FSM Europe B.V.; Leon Plastics Inc.; Native Textiles Inc.; and SCF Industries, Inc.

           The Company received $198 million in cash and approximately $205 million aggregate principal amount of 12% increasing rate senior notes due 2007 issued by SILLC (the "Senior Notes"), and, in addition, SILLC assumed approximately $8 million of existing bank debt. The Company also retained a preferred equity interest having a stated value of approximately $19.5 million and a 17.7% common equity interest in SILLC. The Senior Note portion of the consideration will be subject to a post-closing working capital adjustment.

           The Company has the right to market and sell the Senior Notes commencing six months after the closing.

           As a result of this transaction, the Company expects to record an after-tax gain of approximately $15 million in the fiscal quarter ended March 31, 2000.

Disposition of Rexair
---------------------

           In the other transaction, Rexair, Inc. ("Rexair"), which manufactures "Rainbow" brand vacuum cleaners, sold newly issued shares to SILLC representing, after issuance, 75% of the equity interest in Rexair. The Company received approximately $195 million in cash and retained a 25% direct equity interest in Rexair.

           As part of the transaction, the Company guaranteed Rexair's new $200 million credit facility (the "Rexair Facility"), which is scheduled to mature on the fifth anniversary of the closing. However, Rexair is primarily responsible for the repayment of indebtedness under the Rexair Facility.

           As a result of this transaction, the Company expects to record an after-tax gain of approximately $55 million, which will be deferred until the release of the guarantee of the Rexair Facility.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (B)        PRO FORMA FINANCIAL INFORMATION.

           The accompanying unaudited Pro Forma Condensed Balance Sheet of the Company as of December 31, 1999 presents the Company's financial position as if the Diversified Transactions had occurred on December 31, 1999. The unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended December 31, 1999 and for the year ended September 30, 1999 present operating results of the Company as if the Diversified Transactions had occurred on October 1, 1998. Pro forma adjustments to reflect the Diversified Transactions have been applied to the historical balance sheet and statements of operations of the Company. These adjustments are based upon available information and certain assumptions that the Company's management believes are reasonable in the circumstances. The adjustments are described in the notes to the pro forma financial information and are set forth in the "Pro Forma Adjustments" and "Diversified Transactions" columns.

           The unaudited pro forma consolidated financial information of the Company is based on and should be read in conjunction with the audited consolidated financial statements and notes thereto appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1999 and the unaudited consolidated financial statements and notes thereto appearing in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999. The unaudited pro forma financial information has been presented for informational purposes only and does not necessarily reflect either the financial position or results of operation of the Company that would have been reported if the Diversified Transactions had occurred at the dates indicated or the Company's future financial position or results of operations.

                             U.S. INDUSTRIES, INC.
                 CONSOLIDATED CONDENSED PRO-FORMA BALANCE SHEET
                               December 31, 1999
                                   (unaudited)

                                  (in millions)
                                                                                DIVERSIFIED
                                                               CONSOLIDATED     TRANSACTIONS       PRO-FORMA
ASSETS                                                          HISTORICAL          (A)           ADJUSTMENTS            PRO-FORMA
                                                                ----------      ----------         ----------            ----------
Current assets:
Cash and cash equivalents                                      $       42      $      (14)        $        -            $       28
Trade receivables, net                                                595            (124)                 -                   471
Inventories                                                           659            (140)                 -                   519
Deferred income taxes                                                  68               -                  -                    68
Other current assets                                                   65             (14)                 -                    51
                                                               ----------      ----------         ----------            ----------

Total current assets                                                1,429            (292)                 -                 1,137

Property, plant and equipment, net                                    579            (130)                 -                   449
Deferred income taxes                                                   6              (6)                 -                     -
Investment in and notes recieivable from equity investee                -               -                191  (B)              191
Other assets                                                          196             (30)                 -                   166
Goodwill, net                                                         736            (109)                 -                   627
                                                               ----------      ----------         ----------            ----------
                                                               $    2,946      $     (567)        $      191            $    2,570
                                                               ==========      ==========         ==========            ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable                                                  $       34      $        -         $        -            $       34
Current maturities of long term debt                                  355              (1)              (350) (C)                4
Trade accounts payable                                                221             (38)                 -                   183
Accrued expenses and other liabilities                                253             (45)                32  (D)              240
Income taxes payable                                                   30              (8)                 9  (D)               31
                                                               ----------      ----------         ----------            ----------

Total current liabilities                                             893             (92)              (309)                  492

Long-term debt                                                        916             (19)               (38) (C)              859
Deferred Taxes                                                          -              13                  -                    13
Other liabilities                                                     217             (37)                86  (E)              266
                                                               ----------      ----------         ----------            ----------

Total liabilities                                                   2,026            (135)              (261)                1,630

Stockholders' equity                                                  920            (432)               452  (F)              940
                                                               ----------      ----------         ----------            ----------

                                                               $    2,946      $     (567)        $      191            $    2,570
                                                               ==========      ==========         ==========            ===========

The accompanying notes are an integral part of this statement.

NOTES TO PRO FORMA CONDENSED BALANCE SHEET

A) The balance sheet of the Diversified group, including Rexair, as of December 31, 1999.
B) To record the Senior Notes which would have been received and the Company's carryover basis in its preferred and common equity ownership in SILLC as if the Diversified Transactions had occurred on December 31, 1999. The additional amount of Senior Notes received at closing reflects the increase in working capital of the Diversified group since December 31, 1999.
C) To reflect the use of cash proceeds, net of certain transaction costs paid at closing, to reduce the Company's debt.
D) To record transaction costs and income taxes payable relating to the Diversified Transactions.
E) To record the deferred gain on the disposition of Rexair ($55 million) and the Company's share of the net liability related to its 25% retained interest in Rexair ($31 million).
F) To reflect the gain on disposition of the Diversified group, excluding Rexair, of $15 million and the reversal of the cumulative translation losses related to these subsidiaries of $5 million.

                              U.S. INDUSTRIES, INC.
                   Pro-Forma Condensed Statement of Operations
                  For the Three Months Ended December 31, 1999
                                   (unaudited)
                      (in millions, except per share data)

                                                                   DIVERSIFIED
                                              CONSOLIDATED        TRANSACTIONS        PRO-FORMA
                                               HISTORICAL              (A)           ADJUSTMENTS               PRO-FORMA
                                              ---------------   ------------------ -----------------        ----------------
Net Sales                                              $ 791               $ (202)              $ -                   $ 589
Operating costs and expenses:
Cost of products sold                                    546                 (149)                -                     397
Selling, general and administrative expenses             192                  (34)                -                     158
                                              ---------------   ------------------ -----------------        ----------------
Operating income                                          53                  (19)                -                      34

Interest expense                                          23                    -                (7)(B)                  16
Interest income                                           (1)                   -                (6)(B)                  (7)
Equity Earnings                                            -                    -                (2)(C)                  (2)
Other income, net                                         (1)                  (1)                -                      (2)
                                              ---------------   ------------------ -----------------        ----------------

Income before income taxes                                32                  (18)               15                      29
Provision for income taxes                                12                   (7)                6 (D)                  11
                                              ---------------   ------------------ -----------------        ----------------
Net income                                              $ 20                $ (11)              $ 9                    $ 18
                                              ===============   ================== =================        ================

                                              ---------------   ------------------                          ----------------
Net earnings per basic share:                         $ 0.22              $ (0.12)                                   $ 0.20
                                              ===============   ==================                          ================

                                              ---------------   ------------------                          ----------------
Net earnings per diluted share:                       $ 0.21              $ (0.12)                                   $ 0.19
                                              ===============   ==================                          ================

Average Common shares outstanding
                Basic                                   92.2                 92.2                                      92.2
                Diluted                                 94.0                 94.0                                      94.0


The accompanying notes are an integral part of this statement.

                              U.S. INDUSTRIES, INC.
                   Pro-Forma Condensed Statement of Operations
                  For the Fiscal Years Ended September 30, 1999
                                   (unaudited)
                      (in millions, except per share data)

                                                                               DIVERSIFIED
                                                            CONSOLIDATED       TRANSACTIONS          PRO-FORMA
                                                             HISTORICAL             (A)             ADJUSTMENTS       PRO-FORMA
                                                            ---------------  ------------------  ------------------   -------------
Net Sales                                                          $ 3,429              $ (859)                $ -         $ 2,570
Operating costs and expenses:
Cost of products sold                                                2,389                (643)                  -           1,746
Selling, general and administrative expenses                           736                (127)                  -             609
Goodwill impairment and non-recurring charges                            1                  (1)                  -               -
                                                            ---------------  ------------------  ------------------   -------------
Operating income                                                       303                 (88)                  -             215
Interest expense                                                        81                  (1)                (27)(B)          53
Interest income                                                         (5)                  -                 (25)(B)         (30)
Equity Earnings                                                          -                   -                  (5)(C)          (5)
Other income, net                                                      (14)                  -                   -             (14)
                                                            ---------------  ------------------  ------------------   -------------

Income before income taxes and discontinued operations                 241                 (87)                 57             211
Provision for income taxes                                              87                 (34)                 22 (D)          75
                                                            ---------------  ------------------  ------------------   -------------
Income from continuing operations                                      154                 (53)                 35             136

Discontinued operations:
Income (loss) from operations (net of income taxes of $(-) )            (1)                  -                   -              (1)
Loss on disposal (net of income taxes of $(10) )                       (12)                  -                   -             (12)
                                                            ---------------  ------------------  ------------------   -------------
 Loss from discontinued operations                                     (13)                  -                   -             (13)

                                                            ---------------  ------------------  ------------------   -------------
Net income (loss)                                                    $ 141               $ (53)               $ 35           $ 123
                                                            ===============  ==================  ==================   =============

Earnings (loss) per basic share:
Income from continuing operations                                   $ 1.67             $ (0.57)                             $ 1.48
Income (loss) from discontinued operations                           (0.14)                  -                               (0.14)

                                                            ---------------  ------------------                       -------------
Net income                                                          $ 1.53             $ (0.57)                             $ 1.33
                                                            ===============  ==================                       =============

Earnings (loss) per diluted share:
Income from continuing operations                                   $ 1.64             $ (0.56)                             $ 1.45
Income (loss) from discontinued operations                           (0.14)                  -                               (0.14)

                                                            ---------------  ------------------                       -------------
Net income                                                          $ 1.50             $ (0.56)                             $ 1.31
                                                            ===============  ==================                       =============

Average Common shares outstanding
                Basic                                                 92.2                92.2                                92.2
                Diluted                                               94.0                94.0                                94.0

The accompanying notes are an integral part of this statement.

NOTES TO PRO FORMA FINANCIAL CONDENSED STATEMENTS OF OPERATIONS

A) The statement of operations of the Diversified group, including Rexair, for the three months ended December 31, 1999 and for the fiscal year ended September 30, 1999.

B) To reflect a reduction in interest expense arising from use of the net cash proceeds to reduce the Company's debt with average interest rates of 7% a year and to reflect interest income on the Senior Notes at 12% a year.

           The Company expects to exercise its right to market the Senior Notes six months after the closing. Assuming the net cash proceeds arising from sale of the Senior Notes are used to further reduce the Company's debt, on an annual basis, interest expense would be further reduced by approximately $14 million and interest income from the Senior Notes would be reduced by approximately $25 million. These additional adjustments have not been reflected in the pro forma statements of operation presented.

C) To reflect the Company's earnings from its preferred and common equity ownership in SILLC and Rexair.

D) To reflect the tax impact on the adjustments at the Company's 1999 effective tax rate of 39%, excluding settlement of certain prior years tax issues.



           (C)       EXHIBITS.*

           10.1 Amended and Restated Securities Purchase Agreement, dated as of March 24, 2000, by and among U.S. Industries, Inc., JUSI Holdings, Inc., Strategic Industries, LLC and Automotive Interior Products LLC.

           10.2 Indemnification Agreement, dated as of March 24, 2000, by and among Strategic Industries, LLC, U.S. Industries, Inc. and JUSI Holdings, Inc.

           10.3 Amended and Restated Subscription Agreement, dated as of March 24, 2000, by and among U.S. Industries, Inc., JUSI Holdings, Inc., Strategic Industries, LLC, Strategic Industries, Inc. and Automotive Interior Products LLC.

           10.4 Rexair Indemnification Agreement, dated as of March 24, 2000, by and among U.S. Industries, Inc., JUSI Holdings, Inc., Strategic Industries, LLC and Strategic Industries, Inc.

           99.1 Press Release of U.S. Industries, Inc., dated March 24, 2000.

--------
* The Registrant undertakes to file copies of instruments with respect to long-term debt with the Commission upon request.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           U.S. INDUSTRIES, INC.



                                           By: /s/ Steven C. Barre
                                               -------------------------------
                                               Steven C. Barre
                                               Vice President, General Counsel
                                               and Secretary


Date: April 10, 2000

                                  EXHIBIT INDEX

Item No.
--------

10.1 Amended and Restated Securities Purchase Agreement, dated as of March 24, 2000, by and among U.S. Industries, Inc., JUSI Holdings, Inc., Strategic Industries, LLC and Automotive Interior Products LLC.

10.2 Indemnification Agreement, dated as of March 24, 2000, by and among Strategic Industries, LLC, U.S. Industries, Inc. and JUSI Holdings, Inc.

10.3 Amended and Restated Subscription Agreement, dated as of March 24, 2000, by and among U.S. Industries, Inc., JUSI Holdings, Inc., Strategic Industries, LLC, Strategic Industries, Inc. and Automotive Interior Products LLC.

10.4 Rexair Indemnification Agreement, dated as of March 24, 2000, by and among U.S. Industries, Inc., JUSI Holdings, Inc., Strategic Industries, LLC and Strategic Industries, Inc.

99.1       Press Release of U.S. Industries, Inc., dated March 24, 2000.